UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2017

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

United States Federal Income Tax Considerations

As a result of recent changes in applicable tax law, CoreCivic, Inc. (the “Company”) is superseding and replacing (i) the discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016 (the “February 26 Form 8-K Exhibit 99.1”), (ii) the discussion under the heading “Supplemental United States Federal Income Tax Considerations” in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2016 (the “August 5 Form 8-K Exhibit 99.1”) and (iii) the discussion under the heading “United States Federal Income Tax Considerations” in the prospectus dated May 15, 2015, which forms part of the Registration Statement on Form S-3 (File No. 333-204234) of the Company filed with the SEC on May 15, 2015 (the “Base Prospectus”). The discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 hereto (incorporated herein by reference) supersedes and replaces, in their entirety, (i) the February 26 Form 8-K Exhibit 99.1, (ii) the August 5 Form 8-K Exhibit 99.1 and (iii) the discussion under the heading “United States Federal Income Tax Considerations” in the Base Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 –United States Federal Income Tax Considerations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 24, 2017	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	United States Federal Income Tax Considerations